EXHIBIT 21.1

RESTAURANT BRANDS INTERNATIONAL INC.

List of Subsidiaries

Canada	China
Restaurant Brands International Limited Partnership	BK (Shanghai) Business Information Consulting Co., Ltd.
1039596 B.C. Unlimited Liability Company	Burger King (Shanghai) Commercial Consulting Co. Ltd.
8997896 Canada Inc.
1013414 B.C. Unlimited Liability Company	Germany
1013421 B.C. Unlimited Liability Company	Burger King Beteiligungs GmbH
1011778 B.C. Unlimited Liability Company	BK Grundstuecksverwaltung Beteiligungs GmbH
1014364 B.C. Unlimited Liability Company	BK Grundstuecksverwaltung GmbH & Co. KG
1014369 B.C. Unlimited Liability Company
1019334 B.C. Unlimited Liability Company	Hong Kong
1016864 B.C. Unlimited Liability Company	Ansons Holding Limited
P11 Limited Partnership
1016872 B.C. Unlimited Liability Company	Italy
P22 Limited Partnership	Burger King Italia S.r.l.
1016878 B.C. Unlimited Liability Company
P33 Limited Partnership	Japan
1016883 B.C. Unlimited Liability Company	Burger King Japan Ad Fund K.K.
P44 Limited Partnership
1024670 B.C. Unlimited Liability Company	Luxembourg
1024678 B.C. Unlimited Liability Company	Burger King (Luxembourg) 2 S.a.r.l
1026672 B.C. Unlimited Liability Company	Burger King (Luxembourg) 3 S.a.r.l
1028539 B.C. Unlimited Liability Company	Burger King (Luxembourg) S.a.r.l
TDLdd Holdings ULC	Tim Hortons International S.a.r.l.
TDLrr Holdings ULC	TH Luxembourg S.a.r.l.
1029261 B.C. Unlimited Liability Company	Quick International S.a.r.l.
1016869 B.C. Unlimited Liability Company
1016893 B.C. Unlimited Liability Company	Malaysia
BK Canada Service ULC	BK ASIAPAC (M) SDN BHD.
1057639 B.C. Unlimited Liability Company
1057772 B.C. Unlimited Liability Company	Mexico
1057837 B.C. Unlimited Liability Company	Adminstracion de Comidas Rapidas, SA de CV
1057490 B.C. Unlimited Liability Company
Burger King Canada Holdings Inc.	Netherlands
Burger King Saskatchewan Holdings Inc.	Burger King Nederland Services B.V.
CLP-lax Limited Partnership
GPAir Limited	Puerto Rico
Grange Castle Holdings Limited	Burger King de Puerto Rico, Inc.
The TDL Group Corp.
Tim Hortons Advertising and Promotion Fund (Canada) Inc.	Singapore
Restaurant Brands Holdings Corporation	BK AsiaPac, Pte. Ltd.
Restaurant Brands Manage 2016 ULC
Tim Hortons Canadian IP Holdings Corporation	South Africa
Burger King South Africa Holdings (Pty) Ltd.
Argentina
BK Argentina Servicios, S.A.	Spain
Burger King General Service Company, S.L.
Brazil
Burger King du Brasil Assessoria a Restaurantes Ltda.

Switzerland
Burger King Schweiz GmbH
Burger King Europe GmbH
Tim Hortons Restaurants International GmbH
Taiwan
Home Chain Food Ltd.
Turkey
Burger King Gida Sanayi Ve Ticaret Limited Sirketi
United Kingdom
BurgerKing Ltd.
Burger King (United Kingdom) Ltd.
BK (UK) Company Limited
Huckleberry’s Ltd.
Burger King UK Pension Plan Trustee Company Limited
Tim Hortons (Ireland) Limited
U.S.A.
BK Acquisition, Inc.
BK Whopper Bar, LLC
Blue Holdco 1, LLC
Blue Holdco 2, LLC
Blue Holdco 3, LLC
Blue Holdco 22, LLC
Blue Holdco 44, LLC
Blue Holdco 99, LLC
Blue Holdco 440, LLC
Burger King Capital Finance, Inc.
Burger King Corporation
Burger King Holdings, Inc.
Burger King Interamerica, LLC
Burger King Worldwide, Inc.
New Red Finance Inc.
SBFD Holding Co.
Tim Donut U.S. Limited, Inc.
Tim Hortons USA Inc.
Tim Hortons (New England), Inc.
THD Coffee Co.
The Tim’s National Advertising Program, Inc.
Restaurant Brands International US Services LLC
Uruguay
Jolick Trading, S.A.